Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Corporate Income Fund--Insured Series--17

We consent to the use in this Post-Effective Amendment No. 8 to Registration Statement No. 33-49161 of our opinion dated March 30, 2001 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 11, 2001